Exhibit 32

   Certification Required Under Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the filing of the financial statements of Ophthalmic Imaging Systems ("Registrant") for the quarter ended June 30, 2003 (the "Report"), each of the undersigned hereby certifies, to such officer's knowledge, that:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.



                                                       /s/ Gil Allon
                                                       -------------------------
                                                       Gil Allon
                                                       Chief Executive Officer


                                                       /s/ Ariel Shenhar
                                                       ------------------------
                                                       Ariel Shenhar
                                                       Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Ophthalmic Imaging Systems and will be retained by Ophthalmic Imaging Systems and furnished to the Securities and Exchange Commission or its staff upon request.